UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 24, 2003

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Hamilton Court, Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 847-0000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 7:    FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits:

Exhibit No.	Exhibit Description

99.1	Press release issued by the Registrant, dated as of April 24, 2003

ITEM 9:    REGULATION FD DISCLOSURE

The information contained in this Item 9 of this Current Report on Form 8-K is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

On April 24, 2003, the Registrant issued a press release announcing its financial results for the quarterly period ended March 31, 2003. A copy of the earnings release is attached as Exhibit 99.1.

Nuance’s Consolidated Statements of Operations presents non-GAAP (Generally Accepted Accounting Principles) net loss excluding special items and net loss per share (basic and diluted) excluding special items in addition to the presentation of such results in accordance with GAAP. The special items include non-cash compensation expense and restructuring charges (credits). These special items are not necessarily representative of Nuance’s core operations and Nuance management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding the impact of the special items on Nuance’s net loss and net loss per share. Nuance management also uses non-GAAP measurements in certain internal management analyses as the resulting metrics provide useful information regarding the company’s core operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2003	Nuance Communications, Inc.
(Registrant)

/s/ Karen Blasing
Karen Blasing
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press release issued by the Registrant, dated as of April 24, 2003

5